UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Manhattan Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2141 Rosecrans Avenue, Suite 1160

El Segundo, CA 90245

April 16, 2011

Dear Shareholders:

We cordially invite you to attend the 2011 Annual Meeting of Shareholders.  The meeting will be held on Thursday, May 26, 2011 at 5:30 p.m. at the Shade Hotel, 1221 North Valley Drive, Manhattan Beach, California 90266.

We have enclosed the notice of the 2011 Annual Meeting of Shareholders, the proxy statement, a proxy card and a postage prepaid return envelope, along with Manhattan Bancorp’s 2011 Annual Report to Shareholders.

At the meeting, you will be asked to elect eleven directors and to ratify our selection of Vavrinek, Trine, Day & Co., LLP as our independent auditors for the fiscal year ending December 31, 2011.  We will also report on our performance in 2010 and answer your questions regarding Manhattan Bancorp.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Grant Couch	/s/ Terry L. Robinson

Grant Couch	Terry L. Robinson
Chairman of the Board	President/Chief Executive Officer

2141 Rosecrans Avenue, Suite 1160

El Segundo, CA 90425

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 26, 2011

TO THE SHAREHOLDERS OF MANHATTAN BANCORP:

NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the 2011 Annual Meeting of Shareholders (the “Meeting”) of Manhattan Bancorp (the “Company”) will be held at the Shade Hotel, 1221 North Valley Drive, Manhattan Beach, California 90266 on Thursday, May 26, 2011, at 5:30 p.m., for the purpose of considering and voting upon the following matters.

1.                                      Election of Directors.  To elect to the Board of Directors eleven (11) persons to serve until the next annual meeting of shareholders and until their successors are elected and have qualified.

2.                                      Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the selection of Vavrinek, Trine, Day & Co., LLP as independent registered public accounting firm for the Company for the 2011 fiscal year.

3.                                      Other Business.  To transact such other business as may properly come before the Meeting and any postponement or adjournment thereof.

Only those shareholders of record at the close of business on March 31, 2011 will be entitled to notice of and to vote at the Meeting.

DATED: April 16, 2011	By Order of the Board of Directors

/s/ Dean Fletcher

Dean Fletcher
Corporate Secretary

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE.  WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.  IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE ANY PROXY PREVIOUSLY SUBMITTED BY VOTING IN PERSON.  THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON MAY 26, 2011: THE 2010 ANNUAL REPORT ON FORM 10-K AND THE PROXY STATEMENT TO SHAREHOLDERS ARE AVAILABLE AT www.thebankofmanhattan.com.

MANHATTAN BANCORP

PROXY STATEMENT

2011 ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the 2011 Annual Meeting of Shareholders (the “Meeting”) of Manhattan Bancorp (the “Company”) to be held at the Shade Hotel, 1221 North Valley Drive, Manhattan Beach, California 90266 on Thursday, May 26, 2011, at 5:30 p.m. and at any and all postponements and adjournments thereof.

The solicitation of proxies is made by the Board of Directors of the Company, and the costs of such solicitation will be borne by the Company.  The Company pays for the distribution and solicitation of proxies and reimburses brokers, nominees, fiduciaries and other custodians’ reasonable fees and expenses in forwarding proxy materials to shareholders.  The Company may solicit proxies through its directors as well as officers and employees of the Company and its subsidiaries.  The Company does not pay those individuals additional compensation for soliciting proxies.

It is expected that this proxy statement, form of proxy and accompanying Notice will be mailed on or about April 16, 2011 to shareholders of record at the close of business on March 31, 2011 (the “Record Date”). As of the Record Date there were 3,987,631 shares of the Company’s common stock, without par value (the “Common Stock”), outstanding, which is the only class of equity securities of the Company currently outstanding or entitled to vote at the Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement and proxy card?

We sent you this proxy statement and the enclosed proxy card because you own shares of the Company.  This proxy statement, which is furnished by the Board of Directors of the Company, provides you with information that will help you cast your vote at the Meeting.  However, you do not need to attend the Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card. Any proxy given may be revoked at any time prior to its exercise by filing, with our Corporate Secretary at 2141 Rosecrans Avenue, Suite 1160, El Segundo, California 90425, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date.  Any shareholder present at the Meeting who has given a proxy may revoke it by voting his or her shares in person if such shareholder so desires.

When you sign the proxy card, you appoint each of Harry W. Chenoweth, John D. Flemming and Patrick E. Greene, who are current directors of the Company, as your representatives at the Meeting (your “proxies”). They will vote your shares at the Meeting as you have instructed them to on your proxy card.  If an issue comes up for vote at the Meeting that is not covered on the proxy card, they will vote your shares, under your proxy, in accordance with their best judgment.

We have enclosed the Company’s 2011 Annual Report to Shareholders, which incorporates the Company’s Form 10-K filed with the Securities and Exchange Commission.  The Annual Report is not considered part of the soliciting materials and is not and shall not be deemed to be incorporated in this proxy statement by reference.

What am I voting on?

1.                                      Election of Directors.  The election of eleven (11) persons to the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified.

2.                                      Ratification of Appointment of Independent Registered Public Accounting Firm.  The ratification of the selection of Vavrinek, Trine, Day & Co., LLP as independent registered public accounting firm for the Company for the 2011 fiscal year.

3.                                      Other Business.  The transaction of such other business as may properly come before the Meeting and any postponement or adjournment thereof.

Who is entitled to vote?

Only shareholders of record at the close of business on the Record Date may vote at the Meeting.  Each share you hold has voting rights, including shares:

•                  held directly in your name as shareholders of record (also referred to as “registered shareholder”); and

•                  held for your benefit in an account with a broker or other nominee (shares held in “street name”).

How many votes do I have?

You have one vote for each share of the Company’s Common Stock held directly or for your benefit in street name.  In the election of directors, you may be permitted to cumulate your votes.

What is “cumulative voting”?

Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter.  The number of votes a shareholder has on a single matter is the number of shares of Common Stock held directly by the shareholder and held for such shareholder’s benefit in street name.  For example, if you hold 1,000 shares of Common Stock, you are entitled to 11,000 total votes in the election of directors (eleven — the number of directors — multiplied by one vote per share of Common Stock, or 11,000 votes).  A shareholder may use all of his or her votes for one nominee, or may distribute his or her shares among two or more nominees as the shareholder see fits.

No shareholder shall be entitled to cumulate his votes unless the nominee’s or nominees’ names for which he desires to cumulate his votes have been properly placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of his intention to cumulate his votes.  If any one shareholder has given such notice, all shareholders may cumulate their votes for nominees in nomination.

Do I have appraisal or similar rights of dissenters with respect to any matter to be voted upon at the Meeting?

Neither of the two proposals to be acted upon at the Meeting and discussed in this proxy statement carry appraisal or similar rights of dissenters.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present at the Meeting for purposes of determining the presence of a quorum.  Abstentions and broker non-votes have no effect on the election of directors or the ratification of the selection of independent registered public accounting firm.

How can I vote?

You may vote by mail.  Whether or not you plan to attend the Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.  If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this proxy statement and FOR the ratification of our selection of independent registered public accounting firm.

You may vote by proxy or in person at the Meeting.  You may attend the Meeting and vote by proxy or in person. If you hold your shares in street name, you must request a legal proxy from your broker or other nominee in order to vote at the Meeting.  Otherwise, we cannot count your votes.

May I revoke my proxy?

If you vote by proxy using any method, you may later revoke your proxy instructions by:

•                  Submitting another proxy with a later date;

•                  Notifying the Company’s Corporate Secretary in writing before the Meeting that you revoke your previously submitted proxy; or

•                  Voting in person at the Meeting.

How will shares I hold in street name be voted?

If, on the Record Date, your shares were held in an account at a bank, brokerage firm or other agent or nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting.  As a beneficial owner, you have the right to direct your bank, broker or other agent or nominee on how to vote the shares in your account.  You are also invited to attend the Meeting.  However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you provide a legal proxy issued in your name from your bank, broker or other agent or nominee.

If you hold your shares in street name, it is critical that you provide instructions to your bank or broker on how to cast your vote if you want it to count in the determination of the election of directors.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted, your bank or broker was allowed to vote those shares on your behalf with respect to the election of directors in their discretion.  Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares with respect to the election of directors on a discretionary basis.  Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf on the election of directors.

What does it mean if I receive more than one proxy card?

If you receive multiple proxy cards, your shares are probably registered differently or are in more than one account. Vote all proxy cards received to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, we recommend that you consolidate as many of your accounts as possible under the same name and address. If the shares are registered in your name, contact our transfer agent, Computershare Shareholder Services, P.O. Box 43078, Providence, R.I., 02940-3078, (800) 962-4284 otherwise, contact your brokerage firm.

How many shares do you need to hold the Meeting (what are the quorum requirements)?

Shares representing a majority of the Company’s outstanding Common Stock on the Record Date must be present in person or by proxy at the Meeting in order to hold the Meeting and conduct business.  This is called a quorum.  Accordingly, a quorum will be 1,993,816 shares.

How many votes must the director nominees have to be elected?

The eleven nominees receiving the highest number of votes will be elected as directors.  This number is called a plurality.  If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. If for any reason any nominee is unable to serve, the Board of Directors may designate a substitute nominee, in which event the shares represented by the proxies will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy.

How many votes are required to ratify the selection of the independent registered public accounting firm?

The selection of Vavrinek, Trine, Day & Co., LLP will be ratified if a majority of the votes cast on the selection are in favor of ratification.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Company’s bylaws provide for a range of between seven (7) and thirteen (13) directors, with the exact number of directors to be fixed from time to time, within the foregoing range, by a resolution duly adopted by a majority of the Company’s full Board of Directors or by a resolution adopted by a majority of the shareholders at any meeting thereof or by written consent.  The exact number of directors is presently fixed at eleven (11).

The Board of Directors has nominated the eleven (11) current directors for re-election.  Each nominee has indicated that he is willing to serve as a director. The shareholders are being asked to elect eleven (11) directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified. All current directors of the Company other than Mr. Jacobson also currently serve as directors of Bank of Manhattan, N.A. (the “Bank”), a wholly-owned banking subsidiary of the Company.  It is presently intended that all directors elected at the Meeting will serve as directors of the Bank, with the exception of Mr. Jacobson, and that Mr. Couch, Mr. Robinson, Mr. Ransford and Mr. Yost will serve as directors of MBFS Holdings, Inc., a wholly-owned non-banking subsidiary of the Company.

In the election of directors, your proxies intend, unless directed otherwise, to vote for the election of the nominees named below.  In the event that cumulative voting is employed in the election of directors, your proxies intend, unless directed otherwise, to distribute the votes represented by each proxy among the nominees named below so as to elect all or as many of them as possible.  If any nominee is unable to serve, your proxies may vote for another nominee proposed by the Board of Directors or the Board of Directors may reduce the number of directors to be elected.  If any director resigns, dies or is otherwise unable to serve out his term, the Board of Directors may fill the vacancy.  Management has no reason to believe that any nominee will become unavailable to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES BELOW.

Chris W. Caras, Jr.
Director since 2006
Member of the Audit & Risk Committee and the Compensation, Corporate Governance & HR Committee

Mr. Caras, 37, has served as Senior Vice President at Grubb & Ellis Company, a commercial real estate advisory firm, since 2005.  Mr. Caras has also served as Property Manager for Car-Gin Property Management, where he oversees the management, design and construction of office, apartment and retail properties in Southern California, since 1996.  Mr. Caras was an Associate in the Los Angeles office of Studley, a commercial real estate brokerage company, from 1999 to 2002. In 2002, Mr. Caras joined Newmark of Southern California, Inc., where he coordinated the expansion of this New York real estate brokerage firm to Southern California. Mr. Caras founded Caras Homes, Inc., a residential development company specializing in the development of condominiums and single-family homes in the South Bay region of Los Angeles County, in 2000.  Mr. Caras is a California Licensed Salesperson and a State Licensed Contractor.  He holds a B.A. in Urban Development and City Planning from the University of California, Berkeley.

Skills, knowledge and values: Extensive knowledge in construction/development from eleven years of residential speculation development. Expertise in the valuation of commercial properties from fifteen years of commercial real estate brokerage experience.

Harry W. Chenoweth
Director since 2006
Member of the Compensation, Corporate Governance & HR Committee

Mr. Chenoweth, 69, served as interim Chief Executive Officer of the Company from February 2010 to March 2010 and from October 2010 to January 2011.  He served as Executive Vice President and Manager of the Southern California Banking Group of Imperial Bank from 1996 to his retirement from banking in 2001, and in various capacities with Union Bank of California from 1969 to 1996.  Mr. Chenoweth last served as President and Chief Operating Officer of Barrister Executive Suites, LLC, a property management company offering full-service executive office space for short and long-term leases, from 2001 to 2004.  Mr. Chenoweth holds a B.S. from Wittenberg University and an M.B.A. from Bowling Green University.

Skills, knowledge and values: Thirty-five years of commercial banking experience in various executive positions; and  four years as an officer in the United States Navy.

J. Grant Couch, Jr.
Director since 2009
Chairman of the Compensation, Corporate Governance & HR Committee

Mr. Couch, 62, is an experienced financial services professional.  Prior to his retirement in 2008, Mr. Couch served as President and Chief Operating Officer of Countrywide Capital Markets, a subsidiary of Countrywide Financial Corporation and an institutional broker-dealer primarily specializing in trading and underwriting mortgage-backed securities, since [1996].  He began his career in 1971 with the New York-based commercial bank, Manufacturers Hanover Trust.  In 1976, Mr. Couch began his fixed income career in New York investment banks, with his primary responsibilities focused on management and trading in mortgage backed securities. He has held positions in J. Henry Schroeder Banking Corp, Dean Witter Reynolds, Bear Stearns & Company, Wheat First Securities, Merrion Group LLC, and Sandler O’Neill.  Mr. Couch holds a B.S. in Mechanical Engineering and an M.B.A. with an emphasis in Finance from Lehigh University

Skills, knowledge and values: Over thirty-five years of experience in financial services, including ten years in commercial banking.

John D. Flemming
Director since 2009
Member of the Compensation, Corporate Governance & HR Committee

Mr. Flemming, 52, is President and Chief Operating Officer of Carpenter & Company, a boutique firm that specializes in consulting, investment banking, governmental services and private equity investing, and a Managing Member of Carpenter Fund Manager GP LLC, the General Partner of the Carpenter Community BancFunds.  Mr. Flemming joined Carpenter & Company in 1991 and was appointed President in 1992. He is the founding Chief Executive Officer of Seapower Carpenter Capital, a broker-dealer subsidiary of Carpenter & Company which has provided assistance to banks in mergers and acquisitions, capital placement, and financial advisory assignments since 1995.

Skills, knowledge and values: Strong analytical, structuring, communication and managerial skills, as well as a strong strategic understanding of the banking industry and contact with senior management of hundreds of banking companies and federal regulators.

Patrick F. Greene
Director since 2007
Member of the Compensation, Corporate Governance & HR Committee and Asset/Liability Committee

Mr. Greene, 65, was the President and owner of Greene’s Ready Mixed Concrete, a family-owned business, until his retirement in 2006.  Mr. Greene was a founding director of Bay Cities National Bank of Redondo Beach and served on the board from 1982 to 1995. Mr. Greene was a board member of the Southern California Rock Products Association from 1991 to 1997. Mr. Greene holds a B.S. in Business Administration from Loyola University of Los Angeles.

Skills, knowledge and values: Expertise in the valuation of commercial properties from thirteen years of commercial real estate brokerage experience.

Christopher J. Growney
Director since 2006
Member of the Audit & Risk Committee and Chairman of the Asset/Liability Committee

Mr. Growney, 38, has served as a Principal of Clearwater Analytics, LLC, an investment advisory firm providing fixed income strategies and technology to institutional clients, since 2001, and as a Principal of Caribou Consolidated, LLC, a family investment company, since 2006.  He served as an Investment Manager for Cisco Systems from 1999 to 2001.  Before joining Cisco Systems, Mr. Growney oversaw select portfolio trading and short duration portfolio management at Patterson Capital of Los Angeles from 1997 to 1999 and worked in the fixed income desk of Morgan Stanley Dean Witter Reynolds from 1995 to 1997.

Skills, knowledge and values: Expertise in fixed income investment management, including portfolio management, credit analysis and trading.

Greg B. Jacobson
Director since 2010

Mr. Jacobson, 47, has served as Chief Executive Officer of BOM Capital, LLC since April 2009 and of Manhattan Capital Markets LLC since November 2010.  Prior to organizing BOM Capital, LLC in April 2009, Mr. Jacobson was the President and Chief Operating Officer of Countrywide Capital Markets Asia, a subsidiary of Countrywide Financial Corporation where he supervised Countrywide’s investment banking and broker/dealer activities in Hong Kong and Tokyo.  These responsibilities included compliance, operational and risk oversight.  Mr. Jacobson held this role from 2006 until September 2008.  Before working for the Countrywide group in Asia, he worked in a management capacity at Countrywide’s Broker/Dealer and also organized and operated Countrywide’s Warehouse Lending subsidiary.

Skills, knowledge and values: Over 25 years in various capacities in the financial industry, principally related to mortgage-related activities.

Larry S. Murphy
Director since 2006
Chairman of the Audit & Risk Committee and Member of the Asset/Liability Committee

Mr. Murphy, 67, served as Vice President with Freeman & Mills, Inc., a litigation consulting firm, from 1980 to 1994 and from 2000 to 2010.  Mr. Murphy was with the consulting firm Putnam Hayes & Barlett, until the firm merged with Hagler Bailly in 1998.  Mr. Murphy spent two years on assignment in Switzerland, where he audited international financial service organizations and manufacturing and marketing concerns.  Mr. Murphy’s more recent consulting engagements included complex litigation, involving financial institutions, real estate transactions, professional responsibilities of accountants and various securities matters, including the defense of officers, directors and other insiders and assisting corporate and individual targets of investigations by regulatory agencies. Mr. Murphy’s audit experience, at the partner and manager level, involved SEC reporting companies and a variety of industries and complexity, such as franchising, multinational corporations, financial institutions and extractive industries.  Mr. Murphy holds a B.S. in Accounting from San Diego State University.  He received his California CPA license in 1969 and has been a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants since 1970.

Skills, knowledge and values: Strong background in accounting, auditing and business practice management for financial institutions and a variety of other industries.

Kyle A. Ransford
Director since 2006
Member of the Asset/Liability Committee

Mr. Ransford, 39, served as Chairman of the Board of the Company and the Bank from December 2009 to November 2010, and as non-executive Chairman of the Board from 2006 to December 2009.  He has served as a general partner in Cardinal Investments, LLC, which invests in and develops residential, commercial and resort real estate properties, since 2001.  He previously served as a general partner in Halycon Asset Management, LLC, a global alternative asset management firm, from January 2007 to February 2009.  Mr. Ransford holds a B.A. in Business Administration from Southern Methodist University and an M.B.A. with a specialization in finance from the University of Southern California.

Skills, knowledge and values: Strong background in financial analysis and consulting and financial advisory services for companies in the food, internet, technology and manufacturing industries.

Terry L. Robinson
Director since 2010

Mr. Robinson, 63, has served as Chief Executive Officer of the Company since January 2011.  Prior to joining the Company, he served as Chief Executive Officer of Plaza Bank, an Irvine, California-based bank with approximately $360 million in assets, from June 2009 to November 2010.  Before joining Plaza Bank, Mr. Robinson was President and Chief Executive Officer of The Vintage Bank and its parent company, North Bay Bancorp, based in Napa, California, where he was employed from 1988 until its sale in 2007.  Under his leadership, Vintage grew from $26 million to $675 million in assets.  Mr. Robinson holds a B.S. in Accounting from the University of Idaho, and an M.B.A. with an emphasis in Finance from the University of California at Berkeley.  He has held Certified Public Accountant licenses for both Idaho and California.

Skills, knowledge and values:  Mr. Robinson possesses particular knowledge and experience operating financial institutions, as well as strategic planning and finance, that strengthen the Board’s collective qualifications, skills and experience.

Stephen P. Yost
Director since 2006

Mr. Yost, 65, has served as a Principal of Kestrel Advisors, a consulting firm focused on the banking, financial and legal communities, since 2007, and as a member of the board of directors of Mission Community Bancorp and its subsidiaries, Mission Community Bank and Mission Asset Management, Inc., since 2010.  In 2006, Mr. Yost retired from Comerica Bank after 35 years in the banking industry.  For 26 years of his banking career, Mr. Yost was associated with First Interstate Bank of California until 1996.  In 1996, Mr. Yost joined the Los Angeles-based Mellon Bank, NA as the Senior Credit Officer for the West Coast, holding responsibility over credit approvals for large corporate and middle-market banking portfolios.  In 1998, Mr. Yost joined Imperial Bank as Executive Vice President and Chief Credit Officer and remained as Executive Vice President and Regional Chief Credit Officer, with credit responsibilities over the Southern California and Arizona region and co-responsibilities for Northern California.  From 2004 until his retirement in 2006, Mr. Yost was Executive Vice President and manager of Special Asset Group for Comerica Bank.  Mr. Yost holds a B.S. in Economics from St. Mary’s College in Moraga, California and an M.B.A. from the University of Santa Clara.

Skills, knowledge and values: Thirty-five years of experience in banking, with a focus on risk management. Has developed and taught risk management classes to fellow bankers. Previously, an adjunct professor at Golden Gate University in San Francisco, teaching banking courses in a graduate program.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership composition of the Board.  In cases where the Board determines it is advisable to combine the roles of Chairman of the Board and Chief Executive Officer, the independent directors will designate a lead independent director.

The position of Chairman of the Board and the office of Chief Executive Officer are currently held by different persons.  The duties of the Chairman of the Board include providing strategic leadership and guidance; presiding at the meetings of the Board and executive sessions of independent directors; calling executive sessions and special meetings of the Board; establishing agendas for meetings of the Board and independent directors with advice from senior management and outside advisors; advising and consulting with the Chief Executive Officer, other executive officers, including our senior risk officers, and the chairmen of the Board committees regarding strategies, risks, opportunities, and other matters.

Risk Oversight and the Board

The Board is actively involved in and responsible for oversight of risks that could affect the Company.  The Board satisfies this responsibility through written or oral reports directly from officers with oversight responsibility for particular risks within the Company.  Reports are submitted regularly to the Board of Directors that report risk trends, results of strategic and capital plan monitoring, results of regulatory issue monitoring and financial, credit and operational key risk indicators. The Board is assisted by its committees, which regularly provide reports of their activities and conclusions to the full Board for discussion and acceptance.

The Chairman of the Board and the Chief Executive Officer address risk matters at Board meetings.  In addition, other members of senior management regularly provide reports directly to the Board of Directors in the Board meetings.

Director Independence

The Board of Directors has determined that, with the exception of Mr. Robinson and Mr. Jacobson, each of the directors is “independent” within the meaning of the listing standards of the NASDAQ Marketplace Rules.

Consideration of Director Nominees

Director Qualifications

We believe the members of the Board of Directors have the proper mix of relevant experience and expertise given the Company’s business, together with a level of demonstrated integrity, judgment, leadership and collegiality, to effectively advise and oversee management in executing our strategy.  There are no specific minimum qualifications for director nominees or any qualities or skills that the Board of Directors believes are prerequisites to Board membership; however, in identifying or evaluating potential nominees it is the policy of the Board of Directors to seek individuals who have the knowledge, experience and personal and professional integrity, to be most effective, in conjunction with the other Board members, in collectively serving the long-term interests of our shareholders.  Candidates considered for nomination to the Board of Directors may come from several sources, including current and former directors, professional search firms and shareholders.  Although the Company does not have a formal policy with regard to the diversity of the Board, it does seek to ensure that candidates reflect a variety of professional experience, education, skills, regional business connections, differences of viewpoint and other individual qualities.

Shareholder Recommendations

It is the policy of the Board of Directors to consider properly submitted shareholder nominations for candidates for membership on the Board.  Any shareholder nominations proposed for consideration by the Board of Directors should include the nominee’s name and qualifications for Board membership and should be addressed to the Corporate Secretary, Manhattan Bancorp, 2141 Rosecrans Avenue, Suite 1160, El Segundo, CA  90245.

Nominations by Shareholders

The procedures whereby nominations for election to the Board of Directors may be made by any shareholders are set forth in Section 3.3 of the Company’s bylaws, which provides:

“Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors.  Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date of notice of such meeting is sent to shareholders pursuant to Section 3.5(a) of Article III of these By-Laws; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee; (C) the number of shares of voting stock of the Corporation owned by each proposed nominee; (D) the name and residence address of the notifying shareholder; and (E) the number of shares of voting stock of the Corporation owned by the notifying shareholder.  Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.”

Board Meetings

The Board of Directors met twelve (12) times during 2010.  No director attended less than 75% of all meetings held in 2010 of the Board of Directors and committees on which he served.

Board Committees

From time to time the Board of Directors appoints and empowers committees to carry out specific functions on behalf of the Board of Directors.  Set forth below is a description of the current committees of the Board of Directors and their members: the Audit & Risk Committee, the Compensation, Corporate Governance & HR Committee and the Asset/Liability Committee.  Each of the Committees are joint committees of the Company and the Bank.

The Board of Directors does not maintain a separate nominating committee because the Board of Directors believes that it can select prospective director nominees by acting on the basis of a consensus of the entire Board of Directors.  Accordingly, all directors participate in the selection of candidates for nomination as directors of the Company.  The Board identifies and deliberates on the merits of candidates, based upon the factors discussed above in “Consideration of Director Nominees—Director Qualifications.”

The Board of Directors and each of its committees has authority to obtain advice and assistance from internal or outside legal, accounting or other advisors as it deems necessary to carry out its duties, at the expense of the Company.

The Audit & Risk Committee:  The members of the Audit & Risk Committee for all of 2010 were Mr. Murphy (Chairman) and Mr. Growney. Mr. Caras was elected to the Committee on February 24, 2010 and served the remainder of the year. The Audit & Risk Committee has been established in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and each of its members is “independent” within the meaning of the listing standards of the NASDAQ Marketplace Rules. The Audit & Risk Committee held five (5) meetings during 2010.

The Audit & Risk Committee operates under a Board-approved charter, which can be found on the Company’s website www.thebankofmanhattan.com. The Audit & Risk Committee’s responsibilities include:

•      appointment, compensation, retention, termination, oversight and evaluation of the Company’s independent auditors;

•      determining the extent of funding that the Company must provide to the Audit & Risk Committee to carry out its duties;

•      holding regular discussions with management and the independent auditors about matters pertaining to risk management and the audit;

•      reviews with the independent auditors the proposed scope of, fees for, and results of, the annual audit;

•      reviews the system of internal accounting controls and the scope and results of internal audits with the independent auditors and the Company’s management; and

•      pre-approves the audit and permissible non-audit services provided by the independent auditors.

The Board of Directors has determined that each member of the Audit & Risk Committee has sufficient accounting or related financial management expertise to serve on the Audit & Risk Committee and that Mr. Murphy meets the qualifications of an “audit committee financial expert” as the term is defined in the rules and regulations of the SEC.

The Compensation, Corporate Governance & HR Committee:  The members of the Committee as presently constituted are Messrs. Chenoweth, Caras, Greene, Flemming, and Couch (Chairman). Each member of the Compensation, Corporate Governance & HR Committee is “independent” within the meaning of the listing standards of the NASDAQ Marketplace Rules.  The Compensation, Corporate Governance & HR Committee held four (4) meetings during 2010.

The Compensation, Corporate Governance & HR Committee operates under a Board-approved charter, which can be found on the Company’s website at www.thebankofmanhattan.com. The Compensation, Corporate Governance & HR Committee monitors the performance of senior management in relation to applicable corporate goals and strategies, and makes recommendations to ensure that compensation and benefits are at levels that enable the Company to attract and retain high quality employees.  The Compensation, Corporate Governance & HR Committee considers and makes recommendations to the Board of Directors concerning compensation and/or benefit plans for the Company’s personnel.

The Compensation, Corporate Governance & HR Committee, in consultation with other committee chairpersons, is responsible for annually evaluating the performance of the Chief Executive Officer of the Company in light of the goals and objectives of the Company’s strategic plan and the Chief Executive Officer’s individual performance goals. Based on this evaluation, the Compensation, Corporate Governance & HR Committee determines the Chief Executive Officer’s compensation and benefits levels.

The Compensation, Corporate Governance & HR Committee also annually reviews and determines the compensation arrangements for all executive officers, including: (i) annual base salary amounts; (ii) annual bonus arrangements, if any; (iii) any long-term incentive compensation; (iv) any employment agreements, severance arrangements and change in control and similar agreements/provisions; and (v) any perquisites, special or supplemental benefits.  The executive officers of the Company do not have a role in recommending the amount or form of their own compensation.  The Chief Executive Officer, although not a member of the Compensation, Corporate Governance & HR Committee, presents to the Compensation, Corporate Governance & HR Committee recommendations for compensation of the other executive officers. The full Board of Directors, and not the Compensation, Corporate Governance & HR Committee, determines director compensation.

The Compensation, Corporate Governance & HR Committee has the authority to retain and terminate compensation consultants to assist in the evaluation of the Chief Executive Officer, including the sole authority to approve the consultant’s fees and other retention terms.

The Asset/Liability Committee:  The members of the Committee for 2010 were Messrs. Growney (Chairman), Greene, Murphy, and Ransford.  The Committee held four (4) meetings during 2010.

The Asset/Liability Committee provides guidance and assistance to management in the interpretation and adherence to policy and monitors the effectiveness of the asset/liability management efforts. The Asset/Liability Committee operates under a Board-approved charter, which can be found on the Company’s website at www.thebankofmanhattan.com.

Code of Conduct

The Company has adopted a Code of Conduct applicable to all of its directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, which can be found on the Company’s website at www.thebankofmanhattan.com.  The Code sets forth the Company’s values and expectations regarding ethical and lawful conduct and is also intended to deter wrongdoing, to promote honest and ethical conduct, and compliance with applicable laws and regulations.

Shareholder Communications with Directors

Shareholders and other interested parties may communicate directly with the Board of Directors or with any individual director by writing to the Board of Directors or such individual director in care of the Corporate Secretary, Manhattan Bancorp, 2141 Rosecrans Avenue, Suite 1160, El Segundo, CA  90245.  The Corporate Secretary will forward all written communications to the Chairman of the Board in the case of communications addressed to the entire Board of Directors or to the individual director to whom they are addressed.

Director Attendance at Annual Meetings

To show their support for the Company and to facilitate and encourage communications between the Company’s shareholders and the Board of Directors, directors are encouraged to attend shareholder meetings.  All directors attended the Company’s 2010 annual meeting of shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as persons who own more than ten percent of the Company’s Common Stock, to file initial reports of beneficial ownership of the Company’s Common Stock and reports of changes in beneficial ownership of the Company’s Common Stock with the SEC. Directors, executive officers and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). During 2010, Terry L. Robinson failed to file a Form 3 on a timely basis.

REPORT OF THE AUDIT & RISK COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Manhattan Bancorp specifically incorporates this Report by reference therein.

The Audit & Risk Committee assists the Company’s Board of Directors in its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Manhattan Bancorp. The Audit Committee advises the Board of Directors in the selection, evaluation and replacement of independent auditors to the Board of Directors, and approves all non-audit services and fees for audit and non-audit services charged by the independent auditors.  The members of the Audit Committee are “independent directors” as defined by NASD listing standards.  The Audit & Risk Committee has discussed with the independent auditors their independence from management of Manhattan Bancorp, including the matters in the written disclosures required by Independence Standards Board Standard No 1, which were provided to the Audit & Risk Committee.

In fulfilling its oversight responsibilities, the Audit & Risk Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”) filed with the Securities and Exchange Commission, as well as the unaudited financial statements filed with the Company’s quarterly reports on Form 10-Q during 2010.  The Audit & Risk Committee also met and discussed with the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 114.  These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements.

The Audit & Risk Committee also met and discussed with the independent auditors issues related to the overall scope and objectives of the audit, internal controls, the specific results of any audit investigations and reviews, and critical accounting policies. The Audit & Risk Committee’s Charter was reviewed and deemed effective.

Pursuant to the reviews and discussions described above, the Audit & Risk Committee recommended to the Board of Directors that the audited financial statements be included in the 2010 Form 10-K filed with the Securities and Exchange Commission.

Audit & Risk Committee of the Board of Directors

Manhattan Bancorp

Larry S. Murphy, Chairman

Christopher J. Growney

Chris W. Caras Jr.

EXECUTIVE OFFICERS OF THE COMPANY

Biographical information for each of the Company’s current executive officers, other than Terry R. Robinson and Greg B. Jacobson, whose biographies are provided under the heading “Election of Directors,” is provided below.

Dean Fletcher
Executive Vice President and Chief Financial Officer

Mr. Fletcher, 63, has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since August 2007 and as Executive Vice President and Chief Financial Officer of MBFS Holdings, Inc. since February 2009.  Prior to joining the Company, Mr. Fletcher served as Executive Vice President and Chief Financial Officer of Premier Service Bank from 2001 to 2007.  Mr. Fletcher is a Certified Public Accountant.

Shannon A. Millard
Executive Vice President

Ms. Millard, 48, has served as Executive Vice President of the Company since September 2010 and of the Bank since June 2010.  Prior to joining the Company, Ms. Millard held a number of senior management positions with First Federal Bank of California, FSB from 1992 to April 2010, most recently serving as Executive Vice President and President of Retail Banking from 2007 to April 2010.

Richard L. Sowers
Executive Vice President

Mr. Sowers, 37, has served as Executive Vice President of the Company since June 2009 and as Executive Vice President and Chief Business Officer of the Bank since January 2011.  He previously served as Executive Vice President and Chief Operating Officer of the Bank from January 2009 to January 2011, and as Executive Vice President/Operations of the Bank from June 2008 to January 2009.  Prior to joining the Company, Mr. Sowers served as a management consultant to the financial services industry from 1998 to 2008, with his most recent experience with CAST Management Consultants where he served as Vice President and a senior member of the management team in their Organizational Effectiveness and Revenue Enhancement practices.

EXECUTIVE COMPENSATION

Named Executive Officers

Each individual who served as the principal executive officer of the Company during 2010 and the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2010 are referred to as the “Named Executive Officers.”

Summary Executive Compensation Table

The following table sets forth certain summary compensation information for the fiscal year ended December 31, 2010, with respect to each of the Named Executive Officers.

Name and					Option		All Other
Principal Position	Year	Salary(1)		Bonus(2)	Awards(3)		Compensation(4)	Total
Kyle A. Ransford	2010	$287,256	(5)	$0	$138,456	(6)	$19,715	$331,675
Executive Director	2009	$56,250		$168,750			$12,120	$237,120

Jeffrey M. Watson	2010	$30,203		$0	$0		$228,058	$258,261
Former President/CEO	2009	$225,000	(7)	$0	$0		$26,899	$251,899

Deepak Kumar	2010	$266,318	(8)	$0	$124,000	(9)	$61,015	$277,333
Former President/CEO

Harry W. Chenoweth	2010	$85,238		$0	$0		$0	$0
Former Interim President/CEO-

Greg B. Jacobson	2010	$225,262		$59,423	$0		$9,010	$293,695
President-Manhattan Capital Markets, LLC

Rick L. Sowers	2010	$200,000		$75,000	$0		$23,503	$298,503
Executive Vice President	2009	$183,915		$75,000	$0		$21,047	$279,962

(1)   Salary amount includes amounts deferred under Manhattan Bancorp’s 401(k) Plan.  The 401(k) Plan permits participants to contribute a portion of their annual compensation on a pre-tax basis (subject to a statutory maximum), which contributions vest immediately when made.  The Company’s policy, for employees with one month of service, is to match 100% up to the first 3% of the employee contribution and to match 50% up to the next 2% of any additional employee contribution not to exceed in total 5% of such employee’s annual compensation.  The employer match is also immediately vested.

(2)   During 2009, all bonuses were determined by the Compensation Committee and were discretionary. During 2008, all bonuses, other than bonus to the Chief Executive Officer, were based on the recommendations of the Chief Executive Officer to the Compensation Committee and were discretionary.  The bonus of the Chief Executive Officer is determined by the Compensation Committee and was also discretionary.

(3)   Represents the aggregate grant date fair value computed in accordance with Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation. The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model.

(4)   Includes perquisites and other compensation.  Additional information regarding other compensation, including perquisites that in the aggregate exceeded $10,000 for an individual, is provided in the “Components of All Other Compensation” table below.

(5)   $75,000 of the above amount relates to contract termination fee.

(6)   Includes $89,048 associated with options which were forfeited during the year

(7)   Includes severance benefit of $225,000.

(8)   Includes severance benefit of $50,000.

(9)   Includes $124,000 associated with options which were forfeited during the year.

Components of All Other Compensation

The components of the “All Other Compensation” column in the Summary Compensation Table, including perquisites that in the aggregate exceeded $10,000 for an individual, are detailed in the following table:

			Club	401(k)
		Cost of Auto	Memberships	Employer
Name	Year	Provided	and Dues	Contributions	Total
Kyle A Ransford	2010	$11,000	$0	$8,715	$19,715
	2009	$3,000	$0	$9,120	$12,120

Jeffrey M. Watson	2010	$1,136	$911	$1,011	$3,058
	2009	$12,000	$5,404	$9,495	$26,899

Deepak Kumar	2010	—	$3,229	$7,786	$11,015

Rick Sowers	2010	$12,000	—	$11,503	$23,503
	2009	$12,000	—	$9,067	$21,047

Employment Agreements

On December 2, 2009, the Company entered into an employment agreement with Mr. Ransford, pursuant to which Mr. Ransford would serve the Company as an executive officer and as Executive Director (the “Ransford Agreement”).  The Ransford Agreement had an initial term of thirty-seven months and provided an annual base salary of not less than $225,000 with increases at the sole discretion of the Board of Directors.  In addition, bonuses could be paid at the discretion of the Board of Directors.  The Ransford Agreement also provided Mr. Ransford with an automobile allowance, vacation benefits and medical and other insurance benefits.  Pursuant to the Ransford Agreement, Mr. Ransford was be provided with options to purchase 57,450 shares in the Company at such time as the Board, as authorized by the shareholders, could expand the equity incentive pool to accommodate such grants, with terms of ten (10) years and vesting to occur over a three-year (3) period.  The options were granted on May 27, 2010.  The Ransford Agreement was terminated effective December 8, 2010.  The options granted pursuant to the Ransford Agreement were also cancelled.  Mr. Ransford received $75,000 and fully-vested options to purchase 19,150 shares in the Company in consideration for his execution of a waiver and release agreement.

On March 26, 2009, the Company and the Bank entered into a First Amended and Restated Employment Agreement with Jeffrey M. Watson, pursuant to which Mr. Watson agreed to continue to serve as the President and Chief Executive Officer of the Company and the Bank (the “Watson Agreement”).  The Watson Agreement superseded and replaced all previous employment agreements by and among the Company, the Bank and Mr. Watson.  The Watson Agreement was for a three year term commencing as of August 15, 2007.  Pursuant to the Watson Agreement, Mr. Watson received an annual base salary of not less than $200,000, with increases at the sole discretion of the Board of Directors.  In conjunction of Mr. Watson’s departure in February 2010, he received a lump-sum severance payment of $225,000.

On March 1, 2010, the Company and the Bank entered into an employment agreement with Mr. Deepak Kumar, pursuant to which Mr. Kumar agreed to serve as President and Chief Executive Officer of the Company and the Bank (the “Kumar Agreement”).  The Kumar Agreement had an indefinite term and was terminable at will by any of the parties.  Pursuant to the Kumar Agreement, Mr. Kumar received an initial base of $295,000, with a guaranteed increase to $325,000 on March 1, 2011.  In addition, Mr. Kumar was eligible to receive an annual bonus payable at the sole discretion of the Board of Directors not to exceed a maximum of one times Mr. Kumar’s annual base salary.  The Kumar Agreement provided for the grant of options to purchase or receive options to purchase 120,000 shares of the Company’s common stock.  Also included as perquisites were a country club membership, vacation, group medical and relocation benefits.  At the time of Mr. Kumar departure in November 2010, he received a lump-sum severance payment of $50,000.

On October 1, 2009, an employment agreement was executed between what is now known as Manhattan Capital Markets, LLC (“MCM”) and Greg Jacobson (the “Jacobson Agreement’), whereby Mr. Jacobson was named President and Chief Executive Officer of MCM.  The Jacobson Agreement has a term on five years commencing October 1, 2009, and has options to automatically extend for a subsequent period or periods of one year unless a ninety (90) day written notice is provided by either party to the agreement.  Pursuant to the Jacobson Agreement, compensation is commission-based with the right to participate in other bonus plans associated with MCM.  The Jacobson Agreement provides specific reasons for termination for cause, termination without cause, resignation by executive for “good reason”, and termination following change of control.

On March 26, 2009, the Bank and Rick Sowers entered into a First Amended and Restated Employment Agreement, pursuant to which Mr. Sowers agreed to continue to serve as the Executive Vice President and Chief Operation Officer of the Bank (the “Sowers Agreement”).  The Sowers Agreement supersedes and replaces all pervious employment agreements by and between the Bank and Mr. Sowers.  The Sowers Agreement is for a three year term commencing on January 22, 2009.  Pursuant to the Sowers Agreement, Mr. Sowers receives an annual base salary of not less than $185,000, with the increases at the sole direction of the Board of Directors.  In addition, Mr. Sowers may receive bonuses in the sole discretion of the Board of Directors.  The Sowers Agreement also confirms the prior grant of options to Mr. Sowers to purchase an aggregate of 52,000 share of the Company’s common stock.  The Sowers Agreement also provides Mr. Sowers with an automobile allowance, vacation benefits, and medical and other insurance benefits.  In the even the employment of Mr. Sowers is terminated without cause, Mr. Sowers will be entitled to receive a lump sum payment equal to twelve months’ base salary as in effect at the time of termination, and continuation of medical benefits for a period of twelve months.  Further, the Sowers Agreement provides that in the event Mr. Sowers’ employment is terminated following a “change in control”, he will be entitled to a lump sum payment equal to one (1) times the highest annual cash compensation paid to Mr. Sowers by the Bank within the three years preceding the change in control and the continuation of medical benefits for a period of twelve months following such termination.

Stock Options

All outstanding stock options have been granted either under the Company’s 2007 Stock Option Plan or the Company’s 2010 Equity Incentive Plan, each of which plans has been approved by our shareholders.  There were no options exercised by Named Executive Officers during 2010. Options to purchase an aggregate of 564,491 shares of the common stock of Manhattan Bancorp, with an average exercise price of $9.42 per share, were outstanding under the Company’s 2007 Stock Option Plan and 2010 Stock Option Plan as of December 31, 2010.  The fair market value of the common stock of Manhattan Bancorp was $5.15 based upon the last sale on December 31, 2010.

The following table sets forth the outstanding equity awards held by each of the Named Executive Officers at December 31, 2010.

Outstanding Equity Awards at December 31, 2010

	Number of		Equity Incentive Plan
	Shares	Number of Shares	Awards:
	Underlying	Underlying	Number of Securities
	Unexercised	Unexercised	Underlying	Option	Option
	Options	Options	Unexercised Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date
Rick L. Sowers	30,001	14,999	—	$8.50	06/30/2018
	4,666	3,334	—	$8.00	11/20/2018

Kyle A. Ransford	107,500	0	—	$10.00	08/10/2017
	16,882	0	—	$10.00	09/27/2017
	5,000	2,500	—	$9.25	03/05/2018
	6,666	3,334	—	$8.50	12/18/2018

Options Granted during 2010

The following table sets forth certain information with respect to options granted during 2010 to Named Executive Officers.

Name	Grant Date	Number of Securities Underlying Options (#)(1)		Exercise or Base Price of Option Awards ($/Shares)
Kyle A. Ransford	05/29/2010	57,450	(2)	$6.64
	12/08/2010	19,150	(3)	$6.18

Deepak Kumar	03/25/2010	40,000	(4)	$6.79
	05/27/2010	80,000	(5)	$6.64

(1)       The above listed options were issued for a period of ten years with vesting to occur over the three year period beginning on the anniversary grant date unless otherwise indicated.

(2)       Options were forfeited on December 8, 2010

(3)       The above listed options were issued for a period of ten years and vested immediately.

(4)       Options were forfeited on October 27, 2010

(5)       Options were forfeited on October 27, 2010

Director Compensation

For director compensation, we use a combination of cash fees and compensation tied to our common stock to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the amount of time that directors expend in fulfilling their duties as well as the skill required for members of our Board.

Director Meeting Fees and Retainers:  We paid the following cash fees in 2010 to non-employee directors for attendance at Board and Committee meetings and for serving as Committee Chairs:

Type of Fees
Board of Director Meetings	$1,000 Per Meeting
Committee Meetings – Non Chair	$5,000 Annual Retainer
Annual Retainer for Chair of Board Committees*	$5,000 Annual Retainer
Committee – Board of Directors – MCM	$25,000 Annual Retainer

* The retainers are paid monthly

Annual Director Option Award:    Periodically, the Company grants stock options to each non-employee director based upon the value of the service rendered and the frequency of the committee meeting.

2010 Non-Employee Director Compensation Table

The table below summarizes the compensation we paid to non-employee directors for the fiscal year ended December 31, 2010

Name	Fees Earned or Paid In Cash	Option Awards(1)	All Other Compensation		Total
Chris W. Caras, Jr.	$16,750	$4,680	$0		$21,430
Harry W. Chenoweth	$13,750	$5,220	$85,238	(2)	$104,208
Grant Couch	$47,950	$0	$0		$47,950
John D. Flemming	$19,750	$6,030			$25,780
Patrick E. Greene	$14,167	$4,410	$0		$18,5770
Christopher J. Growney.	$27,417	$5,220	$0		$32,6370
Larry S. Murphy	$17,500	$6,030	$0		$23,530
Stephen P. Yost	$44,750	$6,840	$0		$51,590

(1)       Represents the aggregate grant date fair value computed in accordance with Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation. The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model.

(2)       Represents services provided as a consultant to the Bank outside of Mr. Chenoweth’s role as a director.

Options Granted during 2010

The following table sets forth certain information with respect to options granted during 2010 to non-employee directors.

Name	Grant Date	Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Shares)
Chris W. Caras, Jr.	6/24/2010	4,333	$6.61
Harry W. Chenoweth	6/24/2010	4,833	$6.61
John D. Flemming	6/24/2010	5,833	$6.61
Patrick E. Greene	6/24/2010	4,083	$6.61
Christopher J. Growney	6/24/2010	4,833	$6.61
Larry S. Murphy	6/24/2010	5,583	$6.61
Stephen P. Yost	6/24/2010	6,333	$6.61

(1)       The above options unless noted, were issued for a period of ten years and vest one-third on each of the next three anniversaries of the date of the option

Outstanding Awards at December 31, 2010

Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Chris W. Caras, Jr.	15,000	0	$10.00	8/10/2017
Chris W. Caras	3,000	0	$9.25	12/13/2017
Chris W. Caras	4,000	2,000	$8.00	11/20/2018
Chris W. Caras	0	$4,333	$6.61	6/24/2020
Harry W. Chenoweth	15,000	0	$10.00	8/10/2017
Harry W. Chenoweth	3,250	0	$9.25	12?132017
Harry W. Chenoweth	4,333	2,167	$8.00	11/20/2018
Harry W. Chenoweth	0	4,833	$6.61	6/24/2020
Grant Couch	3,333	6,667	$7.77	6/15/2019
John D. Flemming	0	5,583	$6.61	6/24/2020
Patrick E. Greene	15,000	0	$10.00	8/10/2017
Patrick E. Greene	2,500	0	$9.25	12/13/2017
Patrick E. Greene	3,333	1,667	$8.00	11/20/2018
Patrick E. Greene	0	4,083	$6.61	6/24/2020
Christopher J. Growney	15,000	0	$10.00	8/10/2017
Christopher J. Growney	2,750	0	$9.25	12/13/2017
Christopher J. Growney	4,000	2,000	$8.00	11/20/2018
Christopher J. Growney	0	4,833	$6.61	6/24/2020
Larry S. Murphy	15,000	0	$10.00	8/10/2017
Larry S. Murphy	3,000	0	$9.25	12/13/2017
Larry S. Murphy	5,666	2,834	$8.00	11/20/2018
Larry S. Murphy	0	5,583	$6.61	6/24/2020
Stephen P. Yost	15,000	0	$10.00	8/10/2017
Stephen P. Yost	5,000	0	$9.25	12/13/2017
Stephen P. Yost	5,000	2,500	$8.00	11/20/2018
Stephen P. Yost	0	6,333	$6.61	6/24/2020

Transactions with Related Persons

John D. Flemming, a director of the Company, is a managing member of Carpenter Fund Manager GP, LLC (the “General Partner”), which is the general partner of three investment funds (the “Carpenter Funds”) that own an aggregate of 1,500,000 shares of Company Common Stock (the “Carpenter Fund Shares”), or 37.6% of the issued and outstanding shares of the Company as of March 31, 2011.  On May 1, 2008, prior to Mr. Flemming’s appointment to the Board of Directors, the Company entered into an agreement with the General Partner (the “Stock Purchase Agreement”) to purchase the Fund Shares for an aggregate of $15,000,000.  Mr. Flemming was appointed as a Director of the Company pursuant to the terms of the Stock Purchase Agreement, which Agreement provides the General Partner with the right to appoint one representative to the Company’s Board of Directors for so long as the Funds own at least 10% of the issued and outstanding shares of the Company.

From time to time, the Bank may make loans to directors and executive officers.  Under the Bank’s loan policy, any loan to a director or executive officer should be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third-persons, and not involve more than the normal risk of collectability.  Any loan to a director or executive officer must be approved in advance by the Bank’s Board of Directors with the interested director not present during the discussion or voting regarding the loan.  The Board of Directors reviews and approves other related party transactions.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

It is the current intention of the Company’s Audit & Risk Committee to retain Vavrinek, Trine, Day & Co., LLP as independent auditors of the Company for the fiscal year ended December 31, 2011.  Vavrinek, Trine, Day & Co., LLP conducted the audit for the year ended December 31, 2010 and 2009.  A representative of Vavrinek, Trine, Day & Co., LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit & Risk Committee pre-approves all audit and permissible non-audit services to be performed by the Company’s independent auditors. The Audit & Risk Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the Company’s independent auditor.  To the extent practicable, at the same meeting, the Audit & Risk Committee also reviews and approves a budget for each of such services.  The term of any such pre-approval is for the period of the annual audit cycle, unless the Audit & Risk Committee specifically provides for a different period.

Services proposed to be provided by the Company’s independent auditor, which have not been pre-approved during the annual review, and the fees for such proposed services, must be pre-approved by the Audit & Risk Committee.  Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit & Risk Committee. The Audit & Risk Committee may not delegate its responsibilities to pre-approve services performed by the Company’s independent auditor to management.

The aggregate fees billed by Vavrinek, Trine, Day & Co., for the fiscal years ended December 31, 2010 and 2009 were as follows, all of which were pre-approved by the Audit & Risk Committee:

	2010	2009
Audit fees	$168,555	$75,500
Audit related fees	0	14,695
Tax fees	11,000	6,000
All other fees	12,525	22,576
Total:	$192,080	$117,771

(1)       Audit fees are fees for professional services rendered by the Company’s independent auditor for the annual audit of the Company’s financial statements and quarterly reviews of financial statements, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years. These fees include the audit of internal controls over financial reporting required by section 404 of the Sarbanes Oxley Act.

(2)       Audit-related fees are fees for SOX-related compliance rendered by the Company’s independent auditor.

(3)       Tax fees are fees for professional services rendered by the Company’s independent auditor for tax compliance, tax advice, and tax planning.

(4)       All other fees are fees for products and services provided by the Company’s independent auditor, other than the services reported under audit fees, audit-related fees, and tax fees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

BENEFICIAL OWNERSHIP TABLE

The following table lists, as of March 31, 2011, the number of shares of the Company’s Common Stock owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of such Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group. Information relating to beneficial ownership of the Company’s Common Stock by the Company’s principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days of March 31, 2011. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,987,631 shares of the Company’s common stock issued and outstanding as of March 23, 2011. Unless otherwise indicated, the beneficial owners listed below may be contacted at the Company’s corporate headquarters located at 2141 Rosecrans Avenue, Suite 1160, El Segundo, California 90425.

Name	Number of Shares Owned	Percent of Outstanding Shares
Carpenter Fund Manager GP, LLC(1) 5 Park Plaza, Suite 950 Irvine, California 92614	1,500,000	37.6%
First Manhattan Co(2) 437 Madison Avenue New York, New York 10022	239,953	6.01%
Chris W. Caras, Jr.(3)	42,000	[• ]%
Harry W. Chenoweth(4)	37,593	1.05 ]%
J. Grant Couch, Jr.(5)	35,934	[• ]%
John D. Flemming(6)	1,500,000	37.6%
Patrick F. Greene(7)	40,883	[• ]%
Christopher J. Growney(8)	108,700	2.71%
Greg B. Jacobson(9)	2,000	*
Larry S. Murphy(10)	38,666	[• ]%
Kyle A. Ransford(11)	384,498	9.28%
Terry R. Robinson	1,000	*
Stephen P. Yost(12)	47,000	1.17%
Dean Fletcher(13)	54,314	1.35%
Shannon A. Millard	0	*
Richard L. Sowers(14)	43,667	1.09%
Directors and executive officers as a group (14 persons)	2,336,195	53.56%

* The percentage of shares beneficially owned does not exceed 1% of the class.

(1)       Pursuant to the terms of a stock purchase agreement with Carpenter Fund Manager GP, LLC (the “Carpenter Fund GP”), the general partner of three investment funds (the “Carpenter Funds”), which in the aggregate own 1,500,000 shares of the Company’s Common Stock, the Company has agreed to nominate one person designated by the Carpenter Fund GP to the Board of Directors, and to continue to nominate one such person for election as long as the Carpenter Funds own at least 10% of the issued and outstanding shares of the Company.  John D. Flemming is the current nominee of the Carpenter Fund GP serving on the Board of Directors.

(2)       First Manhattan Co. is a registered investment adviser, and the information set forth in the table above is based solely on information provided in the Schedule 13G/A filed with the SEC on February 14, 2011.

(3)       Includes 2,500 shares of stock held by SCS Equities, LLP,  as to which Mr. Caras serves as a managing member and as to which shares Mr. Caras holds shared voting and investment power.  Also includes 22,000 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2011.

(4)       Includes 22,593 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2011.

(5)       Includes 3,334 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2011.

(6)       Mr. Flemming has been nominated to serve on the Board by Carpenter Fund Manager GP, LLC, a principal shareholder of the Company, pursuant to an agreement between the Company and Carpenter Fund Manager GP, LLC. Mr. Flemming disclaims beneficial ownership of these shares, which are owned of record by the Carpenter Funds.

(7)       Includes 20,883 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2011.

(8)       Includes 86,950 shares held by Caribou Consolidated, LLC of which Mr. Growney serves as principal/managing member, and over which shares Mr. Growney holds shared voting and investment power.  Also includes 21,750 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2011.

(9)       Includes 1,000 shares over which Mr. Jacobson has indirect voting and investment power.

(10)     Includes 23,666 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2011.

(11)     Includes 215,000 shares which have been pledged as security in a loan transaction.  Also includes 157,698 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2011.

(12)     Includes 25,000 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2011.

(13)     Includes 42,314 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2011.

(14)     Includes 34,667 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2011.

OTHER MATTERS

Management does not know of any matters to be presented at the Annual Meeting other than those set forth above.  However, if another matter properly comes before the Annual Meeting, it is the intention of the persons named in the accompany proxy to vote said proxy in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Shareholders interested in submitting a proposal for inclusion in the Company’s proxy statement for the annual meeting of shareholders in 2012, must submit the proposal so it is received by Manhattan Bancorp at its principal executive offices no later than December 17, 2011 in a form that complies with applicable regulations.  Proposals by shareholders should be sent to the attention of the Corporate Secretary of Manhattan Bancorp at 2141 Rosecrans Avenue, Suite 1160, El Segundo, California 90245.

Notice of intention to submit a proposal for the annual meeting of shareholders in 2012, other than in the Company’s proxy statement, shall be made in writing and shall be received by the President of the Company no more than 60 days prior to the annual meeting of shareholders in 2012, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 3.5(a) of Article III of the Company’s bylaws. However, if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to submit a proposal for consideration at the annual meeting of shareholders in 2012 must be received by the President of the Company no later than the time fixed in the notice of the meeting for the opening of the meeting.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST OF ANY SHAREHOLDER SOLICITED HEREBY, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  REQUESTS SHOULD BE DIRECTED TO DEAN FLETCHER, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, 2141 ROSECRANS AVENUE, SUITE 1160, EL SEGUNDO, CALIFORNIA 90245.

DATED: April 16, 2011	MANAHATTAN BANCORP

/s/ Terry L. Robinson

Terry L. Robinson
President and Chief Executive Officer

ANNUAL MEETING OF SHAREHOLDERS

MAY 26, 2011

The undersigned shareholder of Manhattan Bancorp (the “Company”) hereby nominates, constitutes and appoints Harry W. Chenoweth, John D. Flemming and Patrick E. Greene, and each of them, the attorney-in-fact, agent and proxy of the undersigned, with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote all of the stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 26, 2011 at 5:30 p.m. and at any adjournment or postponement thereof, as fully and with the same force and effect as the undersigned might or could do if personally present as follows:

1.               Election of Directors. To elect the eleven (11) persons named below to the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified:

Chris W. Caras, Jr., Harry W. Chenoweth, Grant Couch, John D. Flemming, Patrick E. Greene, Christopher J. Growney, Greg B. Jacobson, Larry S. Murphy, Kyle A. Ransford, Terry L. Robinson and Stephen P. Yost.

☐ FOR ALL	☐ AUTHORITY WITHHELD

If you wish to withhold authority to vote for some but not all of the nominees named above, you should check the box marked “Authority Withheld” and you should enter the name(s) of the nominee(s) with respect to whom you wish to withhold authority to vote in the space provided below:

2.               Ratification of Appointment of Independent Registered Public Accounting Firm.  The ratification of the selection of Vavrinek, Trine, Day & Co., LLP as independent registered public accounting firm for the Company for the 2011 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE SIGN AND DATE

The Board of Directors recommends a vote of “FOR ALL” on Proposal 1, and “FOR” on Proposal 2.  This proxy shall be voted in accordance with the recommendations of the Board of Directors unless a contrary instruction is indicated, in which case the proxy shall be voted in accordance with such instructions.  In all other matters presented at the meeting, if any, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

Dated:	, 2011
(Number of Shares)

(Please print your name)

(Signature of Shareholder)

(Please print your name)

(Signature of Shareholder)

(Please date this proxy and sign your name as it appears on the stock certificate. Executors, attorneys, administrators, trustees, guardians, etc., should give their full titles. All joint owners should sign.)

☐ I/We plan to attend the Shareholders Meeting

YOUR VOTE IS IMPORTANT.  PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.